SECOND AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT

This SECOND AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT (this "Amendment"), dated effective as of May 06, 2014, by and between **VICapsys Inc.**, a Florida corporation, having a principal place of business at 1234 Airport Road, Destin Florida 32541 ("Company") and **The General Hospital Corporation, d/b/a Massachusetts General Hospital**, a not-for-profit Massachusetts corporation, with a principal place of business at 55 Fruit Street, Boston, Massachusetts 02114 ("Hospital"), each referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS:

WHEREAS, Company and Hospital entered into that certain Exclusive Patent License Agreement dated as of May 8, 2013, as amended by that certain First Amendment to Exclusive Patent License Agreement dated as of January 22, 2014 (the "Agreement"); and

WHEREAS, Company and Hospital desire to amend the terms of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Parties do hereby agree as follow:

1. Definitions. Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

2. Amendment to Agreement. The Agreement is hereby amended as follows:

(a) Section 3.1(a)(ii) is hereby deleted in its entirety, and the following text is inserted in lieu thereof:

> "Company shall raise ten million and no/100 US dollars ($10,000,000) in financing on or before August 31, 2014."

(b) Section 4.6 is hereby deleted in its entirety, and the following text is inserted in lieu thereof:

> "Equity. As partial consideration for the rights granted in this Agreement, and in conjunction with the execution of this Agreement by the Parties, Company shall issue to Hospital (a) on the Effective Date, that number of shares of the common stock of the Company (the "Shares") that equal twenty percent (20%) of Company's fully-diluted outstanding Shares on the Effective Date (assuming the conversion to Shares of all outstanding shares of capital stock and other convertible equity of Company); and (b) at any time during the period commencing on the Effective Date and continuing until the Qualified Financing Date, i.e., the date on which the Company has received funds equal to ten million U.S., dollars ($10,000,000) in a single or series of related transactions (a "Qualified Financing"), Company shall issue Hospital additional Shares such that Hospital's equity ownership shall continue to equal twenty percent (20%) of Company's fully-diluted outstanding Shares on such date (assuming the

conversion to Shares of all outstanding shares of capital stock and other convertible equity of the Company). For the avoidance of doubt, (a) Hospital shall continue to receive dilution protection with respect to the Shares issued to Hospital until Company receives $10,000,000 in a Qualified Financing and (b) following Company's receipt of $10,000,000 in a Qualified Financing, Hospital's shares shall be subject to dilution to the same extent as the other holders of Shares."

3. Effect of Amendment. Except for the amendments set forth herein, the Agreement shall remain unchanged and in full force and effect. The Agreement and this Amendment shall be construed together as a single instrument. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Agreement nor affect nor impair any rights, powers or remedies thereunder. No breach or default under the Agreement is waived by this Amendment. The Agreement, as amended hereby, is hereby ratified and reaffirmed in all respects.

4. Miscellaneous. The Agreement, as amended hereby, contains the entire agreement of the parties hereto with respect to the matters addressed thereby, and may not be amended except in a writing making reference thereto and signed by both parties. This Amendment may be executed in any number of counterparts, any of which shall be deemed to be an original, and all of which taken together shall constitute one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

VICAPSYS INC.	THE GENERAL HOSPITAL CORPORATION
BY: [signature]	BY: [signature]
NAME: Steve Conte	NAME: Irene Abrams Executive Director Partners HealthCare Research Ventures & Licensing
TITLE: CEO	TITLE:
DATE: May 13, 2014	DATE: May 6, 2014